EXHIBIT 99.1

The accompanying audited financial statements include revenues from oil and gas production and direct operating expenses associated with the Properties. The accompanying statements of revenues and direct operating expenses varies from a complete set of statements of operations in accordance with accounting principles generally accepted in the United States of America in that it does not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Properties in the accounting records of TELA. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been part of Victory due to differing size, structure, operations and accounting policies. The accompanying statements also do not include the provisions for depreciation, depletion, amortization and accretion; as such amounts would not be indicative of the costs that will be incurred upon the allocation of the purchase price paid. Furthermore, no balance sheets have been presented because the acquired properties were not accounted for as a separate subsidiary or division of TELA and complete financial statements are not available, nor has information about the Properties operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the full financial statements required under Article 8-04 of Securities and Exchange Commission (“SEC”) Regulation S-X.

INDEX TO FINANCIAL STATEMENTS

Page

Fairway Acquisition Financials:

Report of Independent Registered Public Accounting Firm	F-3

Statements of Revenues and Direct Operating Expenses of the Fairway Properties for the Years Ended June 30, 2014 and 2013	F-4

Notes to the Statements of Revenues and Direct Operating Expenses of the Fairway Properties	F-5

Supplementary Oil and Gas Disclosures (Unaudited)	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Victory Energy Corp.
Austin, Texas

We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas properties acquired from TELA Garwood Limited, LP for the years ended June 30, 2014 and 2013. These financial statements are the responsibility of Victory Energy Corp.’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses referred to above were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete financial statement presentation of the properties described above.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties acquired from TELA Garwood Limited, LP for the years ended June 30, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 15, 2014

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
 OF THE FAIRWAY PROPERTIES
For the Years Ended June 30, 2014 and 2013

	2014	2013

Revenue	$347,675	$162,605

Direct operating expenses	(83,979)	(39,269)

Revenues in excess of direct operating expenses	$263,696	$123,336

The accompanying notes are an integral part of these financial statements.

NOTES TO THE STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE FAIRWAY PROPERTIES

(1) — Basis of Presentation

On June 30, 2014, Aurora Energy Partners (“Aurora”), a 50% owned consolidated subsidiary of Victory Energy Corporation (“Victory” or the “Company”), and TELA Garwood Limited, LP. (“TELA”), entered into a purchase and sale agreement (the “PSA”), in which Aurora acquired certain oil and gas properties of TELA. Among the properties included in the sale at the time of the first closing of the PSA are its working interest in 7 producing wells in the Fairway Area of Texas (the “Fairway Properties” or the “Properties”). The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions and customary purchase price adjustments to closing.

The accompanying audited financial statements include revenues from oil and gas production and direct operating expenses associated with the Properties. The accompanying statements of revenues and direct operating expenses varies from a complete set of statements of operations in accordance with accounting principles generally accepted in the United States of America in that it does not reflect certain indirect expenses that were incurred in connection with the ownership and operation of the Properties including, but not limited to, general and administrative expenses, interest expense and federal and state income tax expenses. These costs were not separately allocated to the Properties in the accounting records of TELA. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Properties had they been part of Victory due to differing size, structure, operations and accounting policies. The accompanying statements also do not include the provisions for depreciation, depletion, amortization and accretion; as such amounts would not be indicative of the costs that will be incurred upon the allocation of the purchase price paid. Furthermore, no balance sheets have been presented because the acquired properties were not accounted for as a separate subsidiary or division of TELA and complete financial statements are not available, nor has information about the Properties, operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical statements of revenues and direct operating expenses of the Properties are presented in lieu of the full financial statements required under Article 8-04 of Securities and Exchange Commission (“SEC”) Regulation S-X.

These statements of revenues and direct operating expenses are not indicative of the results of operations for the Properties on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The statements of revenues and direct operating expenses were derived from the historical operating statements of TELA. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the statements of revenues and direct operating expenses. Actual results could be different from those estimates.

Revenue Recognition — Oil and natural gas revenues reflect the sales method of accounting. Under the sales method, revenues are recognized based on actual volumes of oil and natural gas sold to purchasers. Management believes there were no significant imbalances with other revenue interest owners attributable to the Properties during any of the periods presented in these statements.

Direct Operating Expenses — Direct operating expenses are recognized on an accrual basis and consist of direct expenses of operating the Properties. The direct operating expenses include lease operating expenses, severance and ad valorem taxes.

(3) — Contingencies

The Properties may be subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Properties.

(4) — Subsequent Events

The Company has evaluated subsequent events through the issuance date of this report and has concluded no additional events need to be reported.

Supplementary Oil and Gas Disclosures
(Unaudited)

Supplemental Reserve Information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and gas and the standardized measure thereof for the years ended June 30, 2014 and 2013 attributable to the Properties. All of the reserves are located in the United States. The reserve disclosures are based on reserve studies prepared in accordance with guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and gas reserves attributable to the Properties. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Properties and any adjustments in the projected economic life of such property resulting from changes in product prices.

Estimated Quantities of Oil and Gas Reserves

The following table sets forth certain data pertaining to the Properties, proved reserves for the years ended June 30, 2014 and 2013:

	For the Years Ended June 30,
	2014	2013
Oil:
Proved developed producing reserves (Bbl):
Beginning of year	42,659	44,422
Production	(3,256)	(1,763)
Proved reserves, at end of year	39,403	42,659

	For the Years Ended June 30,
	2014	2013
Natural Gas:
Proved developed producing reserves (Mcf):
Beginning of year	62,412	64,103
Production	(5,273)	(1,691)
Proved reserves, at end of year	57,139	62,412

	For the Years Ended June 30,
	2014	2013
Total Oil and Natural Gas:
Proved developed producing reserves (BOE) (6 Mcf/Bbl):
Beginning of year	53,061	55,106
Production	(4,135)	(2,045)
Proved reserves, at end of year	48,926	53,061

PV-10 of Estimated Quantities of Proved Oil and Gas

The following table is a summary of PV-10 attributable to the acquired Properties at June 30, 2013.

Reserve Category	Net Oil Reserves (Bbls)	Net Gas Reserves (Mcf)	Net Present Value Undiscounted	Net Present Value Discounted 10%

Proved developed producing	42,659	62,412	$1,091,069	$1,039,187
Proved developed non-producing	-	-	-	-
Proved undeveloped	-	-	-	-
Combined proved reserves	42,659	62,412	$1,091,069	$1,039,187

The following table is a summary of PV-10 attributable to the acquired Properties at June 30, 2014.

Reserve Category	Net Oil Reserves (Bbls)	Net Gas Reserves (Mcf)	Net Present Value Undiscounted	Net Present Value Discounted 10%

Proved developed producing	39,403	57,139	$2,119,117	$2,018,350
Proved developed non-producing	-	-	-	-
Proved undeveloped	-	-	-	-
Combined proved reserves	39,403	57,139	$2,119,117	$2,018,350

Standardized Measure of Discounted Future Net Cash Flows

Summarized below is the Standardized Measure related to the Properties’ proved oil and natural gas reserves. The following summary is based on a valuation of proved reserves using discounted cash flows based on prices as prescribed by the SEC, current costs and economic conditions and a 10% discount rate. Accordingly, the present value of future net cash flows does not purport to be an estimate of the fair market value of the Properties’ proved reserves, nor should it be indicative of any trends. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money, and the risks inherent in producing oil and natural gas.

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas for the years ended June 30, 2014 and 2013.

	For the Years Ended June 30,
	2014	2013

Future cash inflows	$4,651,572	$3,177,902
Production costs	(1,440,788)	(1,524,767)
Development costs	-	-
Income tax expense	(1,091,667)	(562,066)
Future net cash flows	2,119,117	1,091,069
10% annual discount for estimated timing of cash flow	(100,767)	(51,882)

Standardized measure of discounted future cash flows	$2,018,350	$1,039,187

Changes in Standardized Measure of Discounted Future Cash

	Year Ended June 30,
	2014	2013

Beginning of the year	$1,039,187	$1,443,311
Sales of oil and gas, net of production costs	(263,696)	(123,336)
Discoveries, extensions and development	1,610,794	217,460
Purchases of reserves-in-place	-	-
Sale of reserves-in-place	-	-
Accretion of discount	(14,611)	(7,523)
Income taxes	(353,323)	(490,726)
End of the year	$2,018,350	$1,039,187